Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Alison Griffin
March 13, 2020	(804) 217-5897

DYNEX CAPITAL, INC. SCHEDULES MARKET UPDATE CALL

GLEN ALLEN, Va.--Dynex Capital, Inc. (NYSE: DX) announced today that management will host a conference call on Monday, March 16, 2020 at 8:00 A.M. Eastern Time.
“We would like to offer our shareholders our thoughts on the recent market volatility and an update on how we have positioned our Company,” said Byron L. Boston, Chief Executive Officer and President.
Participants may access the call by dialing the numbers provided below and requesting the “Dynex Capital Market Update Call.”
United States: (844) 840-0844
International: (647) 253-8795
Conference ID: 7164418

The call will also be accessible online at www.dynexcapital.com under “Investor Center”. A replay will be available on the web site shortly after the call and available for 90-days.

About Dynex Capital, Inc.
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
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